UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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ING EQUITY TRUST
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ING Value Choice Fund

(the “Fund”)

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

We are writing to inform you that the Special Meeting of Shareholders of the ING Value Choice Fund, which was originally scheduled for March 14, 2013, has been adjourned due to lack of investor response. The meeting is now scheduled for April 11, 2013 at 10:00 a.m. Local time at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034.  Our records indicate that you are eligible to vote at this meeting. If you have not already voted, we urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting.

You may think your vote is not important, but it is critical to hold the meeting, so please vote immediately.  You and all other Fund shareholders will benefit from your cooperation.

The Fund’s Board of Trustees recommends a vote “FOR” the proposals:

(Proposal 1) To approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and between the Fund and ING Large Cap Value Fund (“Large Cap Value Fund”), providing for the reorganization of the Fund with and into Large Cap Value Fund (the “Reorganization”).

(Proposal 2) To approve a new sub-advisory agreement between ING Investments, LLC (“ING Investments” or “Adviser”), the investment adviser to the Fund and ING Investment Management Co. LLC (“ING IM” or “Sub-Adviser”), the Fund’s current interim sub-adviser and proposed sub-adviser.

As a result of the adjournment of the Special Meeting of Shareholders, the anticipated closing date for the Reorganization has changed.  If Proposal 1 is approved, it is currently anticipated that the closing date of the Reorganization will be on or about July 12, 2013, or such other date as the parties may agree.  All references to the “Closing Date” in the Proxy Statement/Prospectus should be updated accordingly.

The Interim Sub-Advisory Agreement under which ING Investment Management Co. LLC (“ING IM”) currently provides day-to-day portfolio management services to the Fund will expire on April 12, 2013, one day after the date scheduled for the adjourned Special Meeting of Shareholders.  If shareholders of the Fund do not approve Proposal 2 on or before the close of business on April 12, 2013, ING IM would no longer be able to provide these services to the Fund under the Interim Sub-Advisory Agreement, and the Board of Trustees would determine what additional actions should be taken.

A copy of the Proxy Statement/Prospectus is available by calling the toll free number shown below.

1-866-704-4437

Voting takes only a few minutes.  Thank you for your participation in this important matter.

The Fund has made it very easy for you to vote.  Choose one of the following methods:

1.              Speak to a live Representative by calling 1-866-704-4437. We can answer your questions and record your vote (Open:  M-F  9am -11pm, Sat 12pm - 6pm ET).

2.              Log on to www.proxyvote.com, enter your control number printed on your proxy card, and vote by following the on-screen prompts.

3.              Call the phone number on your card, enter the control number printed on the card, and follow the touchtone prompts.

4.              Mail In your signed card in the postage-paid envelope provided.

Your vote is needed immediately!  Please vote now to be sure your vote is received in time for the April 11, 2013 Special Meeting of Shareholders.

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